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                                                                      EXHIBIT 21
                                 SRS LABS, INC.
                                  SUBSIDIARIES

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
                                   Jurisdiction of
          Name                      Incorporation                      Ownership
          ----                     ---------------                     ---------

ValenceTech Limited              Bermuda                      SRS Labs, Inc. - 100% Direct

Valence Technology Limited       Hong Kong                    ValenceTech Limited - 100% Direct
 ("Valence - H.K.")

SRSWOWcast.com, Inc.             Delaware                     SRS Labs, Inc. - 87% Direct

Valence Semiconductor Design     Hong Kong                    Valence H.K. - 100% Direct
 Limited

ASP Microelectronics Limited     Hong Kong                    Valence H.K. - 100% Direct
 ("ASP")

LEC Electronic Components        Hong Kong                    Valence H.K. - 100% Direct
 Limited ("LEC")

VSD Electronics Limited          Hong Kong                    Valence H.K. - 100% Direct

LEC Microelectronics Limited     Hong Kong                    ASP - 100% Direct

LEC Electronics Limited          Hong Kong                    LEC - 100% Direct

VSD Electronics (Hui Yang)       Peoples Republic of China    LEC - 100% Direct
 Ltd.
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